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                                                                 Exhibit f(viii)


                             MODIFICATION AGREEMENT
                             ----------------------


THIS AGREEMENT is made as of this 23rd day of January, 1996, by and among CIGNA HIGH INCOME SHARES ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), individually and as agent for itself and the other banks (collectively, the "Banks") which from time to time are parties to the hereinafter defined Credit Agreement (in such capacity, "Agent").


                                   BACKGROUND
                                   ----------


                  A. PNC, Agent and Borrower entered into an Amended and Restated Revolving Credit Agreement dated as of August 20, 1993 (the "Original Credit Agreement"), as amended by a Modification Agreement dated as of March 11, 1994, a Modification Agreement dated as of June 28, 1994, a Modification Agreement dated as of June 30, 1994 and a Modification Agreement dated as of December 1, 1994 (collectively, the "Modification Agreements" and, the Original Credit Agreement, as amended by the Modification Agreements, the "Credit Agreement").

                  B. Pursuant to an Assignment and Assumption Agreement between PNC and Societe Generale ("Societe") dated as of March 11, 1994, PNC assigned to Societe all of its rights under the Credit Agreement in respect of a portion of its Commitment in an amount equal to $20,000,000, together with a corresponding portion of its outstanding Loans (the "Societe Commitment"), and Societe accepted the assignment of such rights and assumed corresponding obligations under the Credit Agreement. Pursuant to an Assignment and Assumption Agreement between Societe and PNC dated as of January 10, 1996 (the "1996 Assignment"), Societe assigned all of its rights and obligations with respect to the Societe Commitment back to PNC, which currently has a Commitment of $101,300,000, being the entire Commitment.

                  C. The Loans (as defined in the Credit Agreement) are evidenced by Borrower's Revolving Credit Note in favor of PNC in the principal amount of $101,300,000 dated January 23, 1996 (the "Note"). The Note is secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993, as amended by the Modification Agreements (as amended, the "Pledge Agreement").


                  D. Borrower has requested and PNC and Agent have agreed to (i) further amend the Credit Agreement (a) to extend the termination date set forth therein, and (b) to reduce the rate of interest accruing on certain Loans and
(ii) amend the PNC Note.

                  NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Definitions.  Capitalized   terms   used  herein  and   not
                     -----------
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.


                  2.  Amendments to Credit  Agreement.  The Credit  Agreement is
                      -------------------------------
hereby amended as follows:

                           (a)     Section 1.1 of the Credit Agreement is hereby
amended by striking the term "May 1, 1997" from the first sentence of such Section and replacing it with "May 1, 1998".

                           (b)     Section 2.1(b)(ii) of the Credit Agreement is
amended and restated to read in full as follows:

                                    "(ii) for each LIBOR Based  Loan,  at a rate
                           per annum (the "LIBOR Based Rate") equal to one percent (1%) plus the Reserve Adjusted LIBOR Rate; and"

                           (c)     Section 2.1(b)(iii) of the  Credit  Agreement
is amended and restated to read in full as follows:

                                    "(iii) for each CD Based Loan, at a rate per
                           annum (the "CD Based Rate") equal to one percent (1%) plus the Reserve Adjusted CD Rate."

                  3.  Effectiveness  of Agreement.  This Agreement  shall become
                      ---------------------------
effective as of the date first above written when, and only when, this Agreement shall have been executed by Borrower, PNC and Agent; provided, however, Section 2(b) and Section 2(c) of this Agreement shall be effective against PNC with respect to Loans to the extent of the Aggregate Commitment of Assignee (as defined in the 1996 Assignment) as of the dates set forth in Section 2 of the 1996 Assignment.

                  4.  Amendment to Note. The Note is hereby amended by replacing
                      -----------------
the date "May 1, 1997" that appears in the first paragraph thereof with "May 1, 1998".

                  5.  Amendment to the Loan  Documents.  All  references  to the
                      --------------------------------
Credit Agreement in the Loan Documents and in any documents executed in connection therewith shall be deemed to refer to the Credit Agreement as heretofore amended and as amended by this Agreement.


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


                  6. Ratification  of  the Loan Documents.       Notwithstanding
                     ------------------------------------

anything to the contrary herein contained or any claims of the parties to the contrary, Agent, PNC and Borrower agree that the Loan Documents and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement, and Borrower hereby ratifies and confirms its obligations thereunder.

                  7. Representations and Warranties.
                     ------------------------------

                           (a)      Borrower hereby certifies that (i) the
representations and warranties of Borrower in the Credit Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement, the Note or the Pledge Agreement exists on the date hereof.

                           (b)      Borrower further represents that it has  all
the requisite power and authority to enter into and to perform its obligations under this Agreement and that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the certificate of incorporation or by-laws of Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

                           (c)      Borrower also  further represents  that  its
obligation to repay the Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Notes.

                  8. Miscellaneous.
                     -------------

                           (a)      Borrower  shall  pay  or  reimburse  all  of
Agent's out-of-pocket costs and expenses incurred in connection with this Agreement, including without limitation, reasonable attorneys' fees, and all other charges, fees and expenses incurred by Agent in connection with the preparation of this Agreement.

                           (b)      This Agreement shall inure to the benefit of
and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                           (c)     In the event any provisions of this Agreement
shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                           (d)      This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           (e)      This    Agreement   may   be   executed   in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (f)      The headings used in this Agreement are  for
convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                           (g)      Any facsimile signature of any party  hereto
shall constitute a legal, valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            CIGNA HIGH INCOME SHARES

[CORPORATE SEAL]


Attest: /s/ Jeffrey S. Winer                By: /s/ Alfred A. Bingham III
       ---------------------------             --------------------------------

Title:  Vice President + Secretary          Title: Vice President and Treasurer
       ---------------------------                -----------------------------


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Robert W. Beatty
                                               --------------------------------

                                            Title: Assistant Vice President
                                                  -----------------------------


                                            PNC BANK, NATIONAL
                                             ASSOCIATION, as Agent


                                            By: /s/ Robert W. Beatty
                                               --------------------------------

                                            Title: Assistant Vice President
                                                  -----------------------------


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